CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                TEREX CORPORATION
                 ----------------------------------------------

                     Pursuant to Sections 228 and 242 of the
                General Corporation Law of the State of Delaware
                 ----------------------------------------------


                  Terex Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

                    FIRST: That pursuant to a consent in writing of all of the directors of Terex Corporation, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for consideration thereof by all of the stockholders. The resolution setting forth the proposed amendment is as follows:

                    RESOLVED, that the Company effect an amendment to its Certificate of Incorporation (a) to increase the number of shares of Common Stock that the Company will have the authority to issue from 30,000,000 shares to 150,000,000 shares and (b) to increase the number of shares of Preferred Stock that the Corporation will have the authority to issue from 10,000,000 to 50,000,000.

                    SECOND: That thereafter, pursuant to resolution of all of its directors, all of the stockholders of the Corporation considered the amendment and consented to the amendment, in writing duly signed by said stockholders.

                    THIRD: That the Restated Certificate of Incorporation of the Corporation is hereby amended by changing paragraph (a) of Article IV so that, as amended, said paragraph (a) shall be and read as follows:

                    "(a) The aggregate number of shares which the Corporation shall have the authority to issue is 200,000,000, consisting of (i) 150,000,000 designated as Common Stock, par value $.01 per shares ("Common Stock"), and (ii) 50,000,000 shares designated as Preferred Stock, par value $.01 per share ("Preferred Stock")."


                    FOURTH: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                    IN  WITNESS  WHEREOF,   the  Corporation  has  caused   this
certificate to be signed by its Chairman and attested by its Secretary this 5th day of June, 1998.

                                               TEREX CORPORATION



                                               By /s/ Ronald M. DeFeo
                                                 ---------------------
                                                 Ronald M. DeFeo, Chairman


Attest:


/s/ Eric I Cohen
-----------------
Eric I Cohen, Secretary



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